UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 14, 2012

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer (Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2011, we executed an agreement with Armada Health Care, LLC ("Armada") for sales and marketing of Alferon N Injection®, our Federal Drug Administration-approved natural interferon, in the U.S. This agreement was set to expire on August 14, 2012, but could be extended upon the mutual agreement of the parties. On August 14, 2012, Armada and Hemispherx Biopharma, Inc. extended the expiration date of the agreement to August 14, 2013. No other terms of the agreement have been amended.

On September 3, 2011, we also executed an agreement with Specialty Distributor, Bio Ridge Pharma, LLC (”BRP”), an Armada authorized Distributor and Wholesaler. This agreement was set to expire on August 14, 2012, but could be extended upon the mutual agreement of the parties. On August 14, 2012, BRP and Hemispherx Biopharma, Inc. extended the expiration date of this agreement to August 14, 2013. No other terms of the agreement have been amended.

A copy of the respective amendments, dated August 14, 2012, are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

10.1	Extension of September 3, 2011 Agreement Between Armada Health Care, LLC and Hemispherx Biopharma, Inc.

10.2	Extension of September 3, 2011 Specialty Distributor Purchase and Service Agreement between Hemispherx, Biopharma, Inc. and Bio Ridge Pharma, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

August 15, 2012	By:	/s/ William A Carter
William A. Carter M.D.,
Chief Executive Officer

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